    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 30, 2002
                                                        REGISTRATION NO. 333-
===============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ---------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                             VERIDIAN CORPORATION
            (Exact name of registrant as specified in its charter)

                 DELAWARE                                      54-1387657
       (State or other jurisdiction                         (I.R.S. Employer
    of incorporation or organization)                    Identification Number)

   1200 SOUTH HAYES STREET, SUITE 1100
           ARLINGTON, VIRGINIA                                   22202
 (Address of Principal Executive Offices)                      (Zip Code)

                             VERIDIAN CORPORATION
                          2000 STOCK INCENTIVE PLAN
                           (Full title of the plan)

                              DAVID H. LANGSTAFF
                             VERIDIAN CORPORATION
                     1200 SOUTH HAYES STREET, SUITE 1100
                          ARLINGTON, VIRGINIA 22202
                                (703) 575-3100
          (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                               ---------------

                                  COPIES TO:
                                JAMES V. BAIRD
                            ANDREWS & KURTH L.L.P.
                            600 TRAVIS, SUITE 4200
                             HOUSTON, TEXAS 77002
                                (713) 220-4200

                               ---------------

                       CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------
                                                               PROPOSED MAXIMUM      PROPOSED MAXIMUM      AMOUNT OF
           TITLE OF SECURITIES               AMOUNT TO BE       OFFERING PRICE      AGGREGATE OFFERING   REGISTRATION
            TO BE REGISTERED                  REGISTERED          PER SHARE               PRICE               FEE
-----------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.0001 per        2,754,003 shares         $15.33              $42,218,866          $3,884
share (1)
-----------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.0001 per
share (2)                                  1,281,145 shares         $18.25              $23,380,896          $2,151
-----------------------------------------------------------------------------------------------------------------------

(1) Represents shares of common stock reserved for issuance pursuant to stock options having a weighted average exercise price of $15.33 granted pursuant to the Veridian Corporation 2000 Stock Incentive Plan. The registration fee for such shares was calculated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, based on the weighted average exercise price of such options. Pursuant to Rule 416(a), there is also being registered such additional number of shares of Common Stock that become available under the foregoing plan in connection with certain exchanges in the number of outstanding Common Stock because of events such as recapitalizations, stock dividends, stock splits, reverse stock splits or similar transactions.

(2) Represents shares of common stock reserved for issuance under the Veridian Corporation 2000 Stock Incentive Plan. The registration fee for such shares was calculated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the shares on July 26, 2002 as reported on the New York Stock Exchange. Pursuant to Rule 416(a), there is also being registered such additional number of shares of Common Stock that become available under the foregoing plan in connection with certain exchanges in the number of outstanding Common Stock because of events such as recapitalizations, stock dividends, stock splits, reverse stock splits or similar transactions.

===============================================================================

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The document(s) containing the information required in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended. These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         Veridian Corporation (the "Company") incorporates by reference in this registration statement the following documents filed with the Securities and Exchange Commission:

         (1) The registration statement on Form S-1 (File No. 333-83792) under the Securities Act, in the form declared effective on June 4, 2002, including the prospectus dated June 4, 2002 as filed by us with the Commission under Rule 424(b)(4) on June 5, 2002.

         (2) The description of our common stock set forth under the caption "Description of Registrant's Securities to be Registered" in our registration statement on Form 8-A filed with the Commission on May 28, 2002, including all amendments and reports filed for the purpose of updating such descriptions.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of the registration statement and the prospectus to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement or the prospectus. The Company's file number with the Commission is 001-31342.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the shares of common stock to be issued pursuant to this registration statement will be passed upon for the Company by Andrews & Kurth L.L.P., Houston, Texas. As of the date hereof, attorneys employed by the law firm of Andrews & Kurth L.L.P. who have participated in the preparation of this registration statement hold 3,048 shares of our common stock with a market value as of July 26, 2002 of approximately $55,626.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been made to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145 further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; the indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

         Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or
(iv) for any transaction from which the director derived an improper personal benefit.

         Section 5.2 of the Company's Second Amended and Restated Certificate of Incorporation states that:

         "To the fullest extent now or hereafter permitted by the DGCL, no person who is or was a director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Section 5.2 shall apply to or have any effect on the liability of any director for or with respect to acts or omissions occurring prior to such amendment or repeal."

         Article VIII of the Company's Second Amended and Restated Certificate of Incorporation further states that:

         "The Corporation shall indemnify, to the fullest extent permitted by applicable law and pursuant to the Bylaws, each person who is or was a director or officer of the Corporation, and may indemnify each employee and agent of the Corporation and all other persons whom the Corporation is authorized to indemnify under the provisions of the DGCL."

         Article VIII of the Company's Amended and Restated Bylaws further provides that the Company shall indemnify its officers, directors, employees and agents to the fullest extent permitted by law. Pursuant to such provision, the Company has entered into separate indemnification agreements with each of its directors which may require the Company, among other things, to indemnify such directors against certain liabilities that may arise by reason of their status or service as directors to the maximum extent permitted under Delaware law. In addition, the Company has obtained an insurance policy providing for indemnification of officers and directors of the Company and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

         Reference is made to Item 9 for our undertakings with respect to indemnification for liabilities arising under the Securities Act of 1933.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS


     Exhibit
     Number       Description
     ------       -----------

     +4.1         Second Amended and Restated Certificate of Incorporation of
                  Veridian Corporation (filed as Exhibit 3.1 to Veridian
                  Corporation's Registration Statement on Form S-1
                  (No. 333-83792), as filed with the Commission on March 6, 2002, as amended, and incorporated by reference herein).

     +4.2         Restated Bylaws of Veridian Corporation (filed as Exhibit
                  3.2 to Veridian Corporation's Registration Statement on Form
                  S-1 (No. 333-83792), as filed with the Commission on March 6, 2002, as amended, and incorporated by reference herein).

     +4.3         Specimen of Common Stock Certificate (filed as Exhibit 4.1 to Veridian Corporation's Registration Statement on Form S-1
                  (No. 333-83792), as filed with the Commission on March 6, 2002, as amended, and incorporated by reference herein).

     *5.1 Opinion of Andrews & Kurth L.L.P. with respect to legality of the securities.

     *23.1        Consent of KPMG LLP.

     *23.2        Consent of Block, Plant, Eisner, Fiorito & Belak-Berger.

     *23.3        Consent of PricewaterhouseCoopers LLP.

     *23.4        Consent of Andrews & Kurth L.L.P. (included as part of
                  Exhibit 5.1).

     *24.1 Power of Attorney (set forth on the signature page of this registration statement).

     +99.1        Veridian Corporation 2000 Stock Incentive Plan (filed as
                  Exhibit 10.22 to Veridian Corporation's Registration
                  Statement on Form S-1 (No. 333-83792), as filed with the Commission on March 6, 2002, as amended, and incorporated by reference herein).

------------------
+ Incorporated by reference.
* Filed herewith.

ITEM 9.  UNDERTAKINGS

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Virginia, on July 30, 2002.



                               VERIDIAN CORPORATION



                               By:             /s/ DAVID H. LANGSTAFF
                                  ----------------------------------------------
                                                  David H. Langstaff
                                         President and Chief Executive Officer

                              POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Veridian Corporation hereby constitutes and appoints David H. Langstaff, James P. Allen and Jerald S. Howe, Jr., and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same, as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 30, 2002.

            Signature                                                              Title
            ---------                                                              -----
        /s/David H. Langstaff                              President, Chief Executive Officer and Vice Chairman of the
-------------------------------------                           Board of Directors (Principal Executive Officer)
          David H. Langstaff

          /s/James P. Allen                               Senior Vice President and Chief Financial Officer (Principal
-------------------------------------                          Financial Officer and Principal Accounting Officer)
            James P. Allen

     /s/ Dr. Joseph P. Allen, IV                                        Chairman of the Board of Directors
-------------------------------------
       Dr. Joseph P. Allen, IV

          /s/Michael A. Bell                                                         Director
-------------------------------------
           Michael A. Bell

       /s/Dr. Joel S. Birnbaum                                                       Director
-------------------------------------
         Dr. Joel S. Birnbaum

         /s/Russell P. Fradin                                                        Director
-------------------------------------
          Russell P. Fradin

         /s/George R. Hornig                                                         Director
-------------------------------------
           George R. Hornig

        /s/James J. Kozlowski                                                        Director
-------------------------------------
          James J. Kozlowski

        /s/ Lynn Amato Madonna                                                       Director
-------------------------------------
          Lynn Amato Madonna

        /s/Dr. Sally K. Ride                                                         Director
-------------------------------------
          Dr. Sally K. Ride

        /s/ Charles J. Simons                                                        Director
-------------------------------------
          Charles J. Simons

                                EXHIBIT INDEX

     Exhibit
     Number       Description
    --------     -------------
     +4.1         Second Amended and Restated Certificate of Incorporation of
                  Veridian Corporation (filed as Exhibit 3.1 to Veridian
                  Corporation's Registration Statement on Form S-1 (No.
                  333-83792), as filed with the Commission on March 6, 2002, as amended, and incorporated by reference herein).

     +4.2         Restated Bylaws of Veridian Corporation (filed as Exhibit
                  3.2 to Veridian Corporation's Registration Statement on Form
                  S-1 (No. 333-83792), as filed with the Commission on March 6, 2002, as amended, and incorporated by reference herein).

     +4.3         Specimen of Common Stock Certificate (filed as Exhibit 4.1 to Veridian Corporation's Registration Statement on Form S-1
                  (No. 333-83792), as filed with the Commission on March 6, 2002, as amended, and incorporated by reference herein).

     *5.1 Opinion of Andrews & Kurth L.L.P. with respect to legality of the securities.

     *23.1        Consent of KPMG LLP.

     *23.2        Consent of Block, Plant, Eisner, Fiorito & Belak-Berger.

     *23.3        Consent of PricewaterhouseCoopers LLP.

     *23.4        Consent of Andrews & Kurth L.L.P. (included as part of
                  Exhibit 5.1).

     *24.1 Power of Attorney (set forth on the signature page of this registration statement).

     +99.1       Veridian Corporation 2000 Stock Incentive Plan (filed as
                 Exhibit 10.22 to Veridian Corporation's Registration Statement on Form S-1 (No. 333-83792), as filed with the Commission on March 6, 2002, as amended, and incorporated by reference herein).

---------------------
+ Incorporated by reference.
* Filed herewith.